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                                                                     Exhibit 3.7

         CANADA BUSINESS          [GRAPHIC]       LOI SUR LES CORPORATIONS
        CORPORATIONS ACT                          COMMERCIALES CANADIENNES

              FORM 1                                      FORMULE 1
     ARTICLES OF INCORPORATION                     STATUTS D'INCORPORATION
            (SECTION 6)                                 (ARTICLE 5)
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1 - Name of Corporation                     Nom de la corporation

     IPSCO Ontario Inc.
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2 - The place in Canada where the           Lieu au Canada au doit etre
    registered office is to be situated     situe ie siege social

     Toronto, Ontario
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3 - The classes and any maximum number      Categories et lout nombre maximal
    of shares that the corporation is       d'actions que la corporation est
    authorized to issue                     authorisee a emettre

     There shall be one class of shares consisting of an unlimited number of Class "A" shares each carrying the right to one vote at all meetings of shareholders and fully participating as to dividends and distributions of capital upon liquidation or winding-up of the Corporation.

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4 - Restrictions if any on share            Restrictions surle transfer des
    transfers                               actions, s'il y a lieu

     No shareholder shall be entitled to transfer a share held by him unless such transfer has been approved by resolution of the Board of Directors.

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5 - Number for minimum and maximum          Nombre (ou nombre minimum et
    number of directors                     maximum) d'administrateurs

     A minimum of one (1) and a maximum of ten (10) directors.
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6 - Restrictions if any on business the     Restrictions imposees quant aux
    corporation may carry on                entreprises que la corporation
                                            peut exploiter, s'il y a lieu
     None

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7 - Other provisions If any                 Autres dispositions s'il y a lieu

     See attached Schedule 1

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8 - Incorporators                 Fondaieurs
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 Names - Noms           Address (Include postal code)             Signature
                       Adresse (Inclure ___ code _______)
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                         2213, McTavish Street
Aaron D. Runge           Regina, Saskatchewan __4T 3X3          /s/ Illegible
                                                                ----------------
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FOR DEPARTMENTAL USE ONLY                   A L'USAGE DU MINISTERE SEULEMENT
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Corporation No. __ de la Corporation        Filed - deposee
                                338907-3    JUL - 3 1997
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                                   SCHEDULE 1

6.   Other provisions, if any:

     (i) The number of security holders of the Corporation, other than individuals:

          (a) who are in the employment of the Corporation or the employment of an affiliate of the Corporation; or

          (b) who were formerly in the employment of the Corporation or an affiliate of the Corporation and while in that employment were and have continued after that employment to be security holders of the Corporation;

          is limited to not more than 50 (two or more persons or companies that are the joint registered owners of one or more securities being counted as one security holder).

     (ii) An invitation to the public to subscribe for securities of the Corporation is prohibited.

     (iii) The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for any debt of that shareholder to the Corporation.